Exhibit 10.2
AARON’S, INC.
2001 STOCK OPTION AND INCENTIVE AWARD PLAN
MASTER RESTRICTED STOCK UNIT AGREEMENT
(AARON’S MANAGEMENT PERFORMANCE PLAN)
This Master Restricted Stock Unit Agreement (the “Agreement”) is made and entered into by and between AARON’S, INC. (“the “Company”) and the GRANTEE to whom a separate notice of grant (the “Grant Notice”) has been provided (“Grantee”).
WITNESSETH:
WHEREAS, the Company maintains the Aaron’s, Inc. 2001 Stock Option and Incentive Award Plan (the “Plan”), and Grantee has been selected to receive a grant of Restricted Stock Units (“RSUs”) under the Plan based upon the attainment of certain performance criteria in the Aaron’s Management Performance Plan (the “AMP Plan”);
NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:
1. Award of Restricted Stock Units
1.1 The Company hereby grants to Grantee an award of the number of RSUs shown on the Grant Notice, subject to, and in accordance with, the restrictions, terms and conditions set forth in the Grant Notice, this Agreement and in the Plan. The grant date of this award of RSUs is shown on the Grant Notice (“Grant Date”).
1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, employment with any subsidiary of the Company shall be considered employment with the Company.
1.3 The award of RSUs is conditioned on Grantee’s acceptance of the award, and all terms and conditions of such award as provided in the Grant Notice, this Agreement, and the Plan. If the award is not accepted by Grantee within sixty (60) days of the Grant Date, it may be canceled by the Compensation Committee of the Company’s Board of Directors (the “Committee”) or its designee, resulting in the immediate forfeiture of all RSUs. Acceptance of the award may be evidenced by electronic means acceptable to the Committee, or its designee.
2. Restrictions; Vesting
2.1 Subject to Sections 2.2, 2.3, 2.4, and 9 below, if Grantee remains employed by the Company, Grantee shall become fully vested in the RSUs on the vesting date shown on the Grant Notice (the “Vesting Date”).

2.2 If, prior to the Vesting Date, Grantee dies, the RSUs shall become fully vested and nonforfeitable as of the date of Grantee’s death. Except for death, or as provided in Section 2.3, if Grantee terminates employment prior to the Vesting Date (for any reason including retirement or disability), the RSUs shall be forfeited and all rights of Grantee to such RSUs shall be terminated.
2.3 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Vesting Date, the RSUs shall become fully vested and nonforfeitable as of the date of the Change in Control, subject to the requirements of Section 9 below.
2.4 These RSUs have been granted based upon the attainment of certain earnings and revenue goals under the AMP Plan. Notwithstanding the other provisions of this Agreement, in the event of a restatement of the Company’s financials or a change in the pretax profit or revenue of one or more Company stores, if the number of RSUs that would have been granted hereunder based on the corrected financials is less than the number of RSUs actually granted, Grantee shall forfeit the number of RSUs in excess of the number that would have been granted with the corrected financials.
3. Settlement
3.1 Vested RSUs shall be settled by delivering to Grantee a number of shares of common stock of the Company (the “Shares”) equal to the number of vested RSUs. It is intended that RSUs that vest pursuant to Section 2.1 above (i.e. not due to death or a Change in Control) shall be settled on or about September 1st of the year in which the RSUs vest or such other delivery date specified in the Grant Notice (the “Delivery Date”). In the case of vesting due to Grantee’s death, the Shares shall be delivered to Grantee’s beneficiary or personal representative of his estate as soon as practical after Grantee’s date of death. With respect to RSUs that vest due to a Change in Control, the Shares shall generally be settled as of the date of the Change in Control or as soon thereafter as administratively practicable. Under all circumstances, vested RSUs not otherwise forfeited, shall be settled no later than March 15th of the year following the year in which the RSUs vest as provided in Section 2 above.
3.2 The Company may deliver the Shares by the delivery of physical stock certificates or by certificateless book-entry issuance. The Company may, at the request of Grantee or the personal representative of his estate, deliver the Shares to Grantee’s or the estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.
4. Stock; Dividends; Voting
4.1 Except as provided in Section 4.2, Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon settlement of the RSUs and delivery of Shares, Grantee will obtain full voting and other rights as a shareholder of the Company.

2

4.2 In the event of any adjustments in authorized Shares as provided in Article 4 of the Plan, the number and class of RSUs and Shares or other securities to which Grantee shall be entitled pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional RSUs, Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.
4.3 Grantee represents and warrants that he is acquiring the RSUs and the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the RSUs and the Shares may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the RSUs and the Shares, the Company may not be able to settle the RSUs or to deliver the Shares if prohibited under any federal or state securities laws. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs or Shares under any federal or state securities laws.
5. Nontransferability.
Unless the Committee specifically determines otherwise, the RSUs are personal to Grantee and the RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such purported transfer or assignment shall be null and void.
6. No Right to Continued Employment
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary to terminate at any time Grantee’s employment, subject to Grantee’s rights under this Agreement.
7. Taxes and Withholding
Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to this Award of RSUs and the delivery of Shares in satisfaction of the RSUs. Unless Grantee otherwise provides for the satisfaction of the withholding requirements in advance, upon delivery of the Shares, the Company shall withhold and cancel a number of Shares having a market value equal to the minimum amount of taxes required to be withheld. The Company shall have the right to retain and withhold from any payment or distribution to Grantee the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any payment or distribution in whole or in part until the Company is so reimbursed.

3

8. Plan Documents; Grantee Bound by the Plan
Grantee hereby acknowledges (i) the receipt of a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K, or (ii) the availability to Grantee of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K on the Company’s intranet. Grantee agrees to be bound by all the terms and provisions of the Plan.
9. Employee Agreement; Restrictive Covenants
9.1 Grantee hereby acknowledges that the Company may disclose (and/or has already disclosed) to Grantee and Grantee may be provided with access to and otherwise make use of, certain valuable, confidential information of the Company. Grantee also acknowledges that due to Grantee’s relationship with the Company, Grantee will develop (and/or has developed) special contacts and relationships with the Company’s employees, customers, suppliers and vendors and that it would be unfair and harmful to the Company if Grantee took advantage of these relationships to the detriment of the Company. To protect the Company from such harm, the Company and the Grantee hereby agree to and accept all the terms and provisions of the Employee Agreement attached hereto as Exhibit A (or separately provided to the Grantee but identified as Exhibit A to this Agreement). For purposes of this Section 9, references to the Company shall be deemed to include references to any subsidiary of the Company.
9.2 If, during his employment with the Company or at any time during the restrictive periods described in the Employee Agreement, the Grantee violates the restrictive covenants set forth in the Employee Agreement, then the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel any outstanding RSUs that have not yet vested. The parties further agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by the Grantee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that, in the event of a breach by the Grantee of any of his obligations contained in the Employee Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the Grantee to perform as agreed herein. The Grantee agrees that this Section 9 and the Employee Agreement shall survive the termination of his or her employment. Nothing contained herein shall in any way limit or exclude any other right granted by law or equity to the Company.
10. Modification of Agreement
No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee). Any such amendment to this Agreement that is materially adverse to Grantee shall not be effective unless and until Grantee consents, in writing or by electronic means, to such amendment. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

4

11. Severability
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
12. Governing Law
The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.
13. Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Grantee’s heirs, executors, administrators and successors.
14. Resolution of Disputes
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee (or its designee). Any determination made hereunder shall be final, binding and conclusive on Grantee and the Company for all purposes.
15. Code Section 409A
This Agreement and each award of RSUs is intended to be exempt from Code Section 409A as a short-term deferral. Each award of RSUs with a different Grant Date is intended to be a separate payment for purposes of Code Section 409A. If any RSU is not exempt from Code Section 409A, each such RSU subject to Code Section 409A shall comply with Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time. This Agreement shall be interpreted and administered by the Committee (or its designee) as it determines necessary or appropriate in accordance with Code Section 409A to avoid a plan failure under Code Section 409A(a)(1). However, the Company does not guarantee any particular tax treatment, and the Grantee is solely responsible for any taxes owed as a result of this Agreement.

5

Exhibit A
(to the Master Restricted Stock Unit Agreement)
EMPLOYEE AGREEMENT
Aaron’s, Inc., a Georgia corporation having its executive offices and principal place of business in Atlanta, Georgia (“Aaron’s” or “Company”) and the Grantee of Restricted Stock Units (“RSUs”) to whom a separate notice of grant (the “Grant Notice”) has been provided (“Employee”), agree to the terms and conditions in this Employee Agreement (the “Employee Agreement”), which is integral to and forms a part of the Master Restricted Stock Unit Agreement, as of the date the RSUs are accepted by the Employee.
Reasons for this Employee Agreement. Employee and Aaron’s agree and acknowledge that during Employee’s employment with Aaron’s as a management or executive employee, Employee has learned or will learn important confidential information relating to Company’s business of (1) renting, leasing and selling residential furniture, electronic goods, household appliances, home furnishings, and related equipment and accessories, automobile and truck tires and rims and related accessories, and (2) manufacturing furniture and bedding (“Company’s Business”). Employee acknowledges that such confidential information is not generally available to the public and may include:
Information About Company’s Customers, including names, addresses, telephone numbers, contact persons and other identifying information for Company’s customers; compilations and lists of information with respect to the needs and requirements of Company’s customers; information dealing with the nature of customers’ accounts, including the dates on which agreements between Aaron’s and such customers will end and be subject to renewal; and rate and price information and history relating to products and services provided by Aaron’s to its customers;
Information About Company’s Business Operations, including information on the development, maintenance and use of unique techniques, concepts and knowledge with respect to renting, leasing, and selling practices; and information relating to the machinery, equipment, and processes by which Aaron’s manufactures products for its business; and
Information About Company’s Finances and Operations, including personnel data relating to Company’s employees, such as compensation arrangements; information with respect to Company’s suppliers and the availability of all goods used in its business; and other financial information relating to Company’s income, expenses, profits and general financial standing.
Employee understands that the confidential customer, business, financial and operational information which has been learned or will be learned about Company’s business could be used to compete unfairly with Aaron’s and could also be of great value to Company’s competitors.

Employee acknowledges that as an employee of Aaron’s, Employee will use confidential information supplied by Aaron’s or developed as an employee of Aaron’s to become a principal contact with customers of Aaron’s. Employee understands that the relationship which has developed or will develop with such customers as a result of Company’s investment in Employee and Employee’s commitment of time while in the employ of Aaron’s will involve elements of personal service and trust, and acknowledges that Employee will develop goodwill for Aaron’s with such customers, all of which are the sole and exclusive property of Aaron’s.
Employee’s services as an employee of Aaron’s and Employee’s own individual career development depend to a significant degree on Employee’s use of and access to Company’s confidential information, because such information is critical to informed business decisions. If Aaron’s management did not feel confident that such information would neither be disclosed to outsiders nor used in competition with the Company and if management were not certain that Employee’s relationships with employees or customers would not be used to the detriment of the Company, Aaron’s management would not readily share such information and promote its relationship with Employee, and Employee’s job performance and career opportunities would thereby suffer. Aaron’s and Employee understand and agree that the provisions listed below are necessary and reasonable for the protection of Company’s goodwill, its confidential information and its financial investment in Employee, should Employee’s employment with Aaron’s be terminated, and are appropriate and necessary to permit and facilitate Employee’s employment and career development.
Agreement. In consideration of the foregoing and the following, which consideration is acknowledged to be sufficient, Employee and Aaron’s desire to enter into and be bound by this Employee Agreement for their mutual benefit and to provide circumstances which will permit Aaron’s and Employee to function as herein described.
1. Definitions. For purposes of this Employee Agreement, the following terms shall have the meaning specified below:
(a) “Person” — any individual, corporate entity, bank, partnership, joint venture, association, joint stock company, trust or unincorporated organization.
(b) “Services” — The services Employee shall provide and the services the Employee has been performing during the twelve months, if applicable, prior to the execution of this Employee Agreement as a management or executive employee of any divisions or subsidiaries of Aaron’s, are set forth on Schedule A attached hereto or separately provided to the Employee, and may include, but are not limited to, exercising authority over and responsibility for the following area(s):
•	Multi-unit Operations Management: operations management for multiple stores.
•	Financial, Accounting, and Audit: financial and fiscal planning, analysis and reporting, general accounting, tax matters, financial control systems, financial/operational audit and compliance.

•
Administrative: community, employee, industrial and shareholder relations, personnel, compensation and benefits, training, promotion of employee morale and loyalty, relations with political and governmental entities and financial community.

•	Real Estate/Construction Management: asset deployment, site selection, negotiation for and acquisition of facilities and real estate by lease or purchase, and long range expansion programs.
•
Insurance and Employee Benefits: develop, implement and administer property, casualty and other operating lines of insurance; group medical, dental and long-term disability insurance; loss prevention and control programs; 401(k) retirement and other employee benefit programs including deferred compensation.

•
Materials Management: inventory control, contract compliance, securing sources of supply, planning, procurement, scheduling and effecting purchases, quality assurance, relations with suppliers and interdivisional transfer pricing policies and procedures.

•	Engineering and Manufacturing: product development and engineering, plant management and operations, cost control, and quality assurance.
•	Information Technology: information systems and services, programming, computer systems development and analysis.
•
Marketing: sales, leasing, merchandising methods and strategies, market forecasts and expansion studies, pricing strategy, advertising, customer service and interdivisional transfer pricing policies and procedures.

•	Franchise Administration: marketing, promotion and sales of franchises; franchise operations; franchise administration and relations.
•	Other:
(c) “Business Operations” — The areas of business in which Employee shall provide Services, and in which Employee shall be prohibited from providing Services in competition with Aaron’s in accordance with the terms of this Employee Agreement, will be set forth on Schedule A attached hereto or separately provided to the Employee, and may include one or more of the following areas:
•
Residential Merchandise Leasing: rental, leasing and sales of new or reconditioned residential furniture, consumer electronics, computers (including hardware, software and accessories), appliances, household goods and home furnishings.

•	Manufacturing: design, manufacture and reconditioning of residential furniture/bedding of a type specially suited to the leasing, rental and sales business.
•	Automotive: rental, leasing and sales of automobile and truck tires, rims and related accessories.

(d) “Territory” — the geographic area within fifty (50) miles of every facility identified in Schedule A, which is the territory in which Employee will provide Services, and in which Aaron’s continues to conduct Business Operations, and any territory within which Employee performed Services for Aaron’s at any time during the twelve (12) calendar months preceding termination of employment as an employee of Aaron’s, which territory is identified in an agreement with Aaron’s in effect during such twelve (12) month period and within which Aaron’s continues Business Operations.
Employee acknowledges that Employee has been provided the exact street addresses of existing Aaron’s facilities identified in Schedule A and that Employee is therefore aware of the current locations of Aaron’s facilities and, accordingly, the scope of the Territory.
(e) “Customers” — all customers of Aaron’s in the Territory (i) with whom Employee has had contact on behalf of Aaron’s, (ii) whose dealings with Aaron’s were coordinated or supervised by Employee, or (iii) about whom Employee obtained Confidential Information (as defined below), in each case during the two (2) years immediately prior to termination of Employee’s Services in the Territory.
(f) “Confidential Information” — information, without regard to form and whether or not in writing, relating to Company’s customers, operation, finances, and business that derives value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data (including personnel data relating to Aaron’s employees), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques (including rental, leasing, and sales techniques and methods), processes, financial data (including rate and price information concerning products and services provided by Aaron’s), or lists of actual or potential customers (including identifying information about customers). Such information and compilations of information shall be contractually subject to protection under this Employee Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information includes information disclosed to Aaron’s by third parties that Aaron’s is obligated to maintain as confidential.
2. Amendments to Schedule A. Employee agrees that the “Services,” “Business Operations,” and “Territory” described in Schedule A may be amended from time to time as necessary to accurately reflect any changes in Employee’s Services, Business Operations, and Territory. Employee further acknowledges and agrees that such amendments to Schedule A may be made in conjunction with additional grants of RSUs and that Employee’s acceptance of such grants of RSUs (including through an electronic signature) and acceptance of the amended Schedule A applicable to such grants will constitute a valid, enforceable amendment of this Employee Agreement as of the time of such acceptance, augmenting and supplanting such descriptions previously in effect.
3. Employment. Employee acknowledges and understands that nothing herein creates an employment agreement, express or implied, for employment for a specified time.

4. Consideration. Employee is agreeing to the terms of this Employee Agreement in connection with the grant of restricted stock units awarded to Employee under the 2001 Aaron’s Stock Option and Incentive Award Plan. The parties acknowledge and agree that such award of restricted stock units shall constitute sufficient and adequate consideration for purposes of this Employee Agreement.
5. Confidential Information. Employee agrees to protect Company’s Confidential Information. Employee will not use, except in connection with work for Aaron’s, and will not disclose or give to others during or after employment any of Company’s Confidential Information.
6. Return of Materials. Upon termination of Employee’s employment for any reason or at any time at Company’s request, Employee agrees to deliver promptly to Aaron’s all materials, documents, plans, records, notes, drawings, other papers, computer files, diskettes, CD’s or other electronic storage media, and any copies thereof, that relate in any way to Company’s business and are within Employee’s possession or under Employee’s control, including in particular all notes or records Employee has relating to customers of Aaron’s, all of which shall, at all times, remain the property of Aaron’s.
7. Employment with Competitors. Prior to and for a period of one (1) year after termination of Employee’s employment as a management or executive employee, Employee agrees not to own, be a franchisee of or provide Services to or for, directly or indirectly, within the Territory, any Person engaged in a business that competes directly or indirectly with the Company’s Business without the prior written consent of the Chief Executive Officer of Aaron’s, who may or may not provide such approval in his sole and absolute discretion. Businesses that compete with Aaron’s specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, franchises, assigns or successors in interest: Rent-A-Center, Inc. (including, but not limited to, Colortyme); Easyhome, Inc.; Premier Rental-Purchase, Inc.; Discover Rentals; New Avenues, LLC; and Bi-Rite Co., d/b/a Buddy’s Home Furnishings.
8. Solicitation of Customers. Prior to and for a period of one (1) year after termination of Employee’s employment with Aaron’s for any reason or at any time, Employee agrees not to solicit Customers, directly or indirectly, for the purpose of providing products or services identical to or reasonably substitutable with the products or services of the Business Operations.
9. Post-Employment Solicitation of Aaron’s Employees. Employee agrees that, during employment and for a period of one (1) year immediately following termination of employment with Aaron’s for any reason or at any time, Employee will not, directly or indirectly, solicit any person who is or was, during the last year of Employee’s employment with Aaron’s, an employee of Aaron’s to terminate his or her relationship with Aaron’s.
10. Interpretation; Severability of Invalid Provisions. All rights and restrictions contained in this Employee Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Employee Agreement illegal, invalid or unenforceable. If any term of this Employee Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. If a court determines that any restriction in this Employee Agreement is overbroad, the parties intend that the court modify such restriction and enforce it to the fullest extent legally allowed.

The provisions of this Employee Agreement do not in any way limit or abridge Company’s rights under the laws of unfair competition, trade secret, trademark or any other applicable law(s), all of which are in addition to and cumulative of Aaron’s rights under this Employee Agreement. Employee agrees that the existence of any claim by Employee against Aaron’s, whether predicated on this Employee Agreement or otherwise, shall not constitute a defense to enforcement by Aaron’s of any or all of such provisions or covenants.
11. Work For Hire Acknowledgment; Assignment. Employee acknowledges that work on and contributions to documents, programs, and other expressions in any tangible medium (collectively, “Works”) are within the scope of Employee’s employment and part of Employee’s duties, responsibilities, or assignment. Employee’s work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, Company, and all such work and contributions, together with the Works, are and at all times shall be regarded, as “work made for hire” as that term is used in the United States Copyright Laws. Without limiting this acknowledgment, Employee assigns, grants, and delivers exclusively to Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Employee will execute and deliver to Company, or its successors and assigns, any assignments and documents Company requests for the purpose of complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights in and to the Works, and Employee constitutes and appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.
12. Inventions, Ideas, Patents, Proprietary Information. Employee shall disclose promptly to Company, and only to Company, any invention, idea, innovation, technology, trade secret, know-how, design, process or method that relates in any way to Company’s Business (“Proprietary Information”) and that was developed, conceived, created or made by Employee (alone or with others) during employment by Company or within six months after termination of Employee’s employment. Employee assigns to Company all right, title and interest in any Proprietary Information that is in any way connected with or related to Employee’s employment, Company’s Business, Company’s research or development, or its demonstrably anticipated research or development. Employee will cooperate with Company and sign all papers deemed necessary by Company to enable it to obtain, maintain, protect, and defend patents, trade secret rights, or other legal protection applicable to Proprietary Information and to confirm Company’s exclusive ownership of all rights in Proprietary Information, and Employee irrevocably appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes formal written notice that this assignment does not apply to any Proprietary Information for which no equipment, supplies, facility or confidential or proprietary information of Company were used, and which was developed entirely independently of the Employee’s employment by Company, unless (a) the Proprietary Information relates (i) directly to Company’s Business, or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) the Proprietary Information results from work performed by Employee for, or on behalf of, Company.

13. Relief. The parties acknowledge and agree that a breach or threat to breach any of the terms of this Employee Agreement by Employee would result in material and irreparable damage and injury to Aaron’s, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Aaron’s shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Employee’s breach or threatened breach of any of the terms contained in this Employee Agreement. In the event of any breach or threatened breach of this Employee Agreement by Employee, Employee shall reimburse Aaron’s for its reasonable attorneys’ fees and other expenses incurred to enforce this Employee Agreement.
14. Previous Agreements Terminated. This Employee Agreement supersedes and replaces any previous agreements between Aaron’s and Employee with respect to the subject matter herein, except that, if this Employee Agreement is entered into in connection with or because of a transfer or other change in Employee’s territory, any provision or portion of a provision in a previous agreement pertaining to competition with Aaron’s, solicitation of its customers or employees, use or disclosure of Company’s confidential information, return of Company property, or assignment of intellectual property rights, that is effective upon transfer or other change in Employee’s territory shall remain in effect in accordance with its terms.
15. Agreement Binding. This Employee Agreement shall inure to the benefit of Aaron’s and its successors, assignees, and designees and shall be binding upon Employee and Employee’s heirs, executors, administrators and personal representatives.
16. Choice of Law; Exclusive Jurisdiction and Venue. This Employee Agreement will be interpreted under and governed by the laws of the State of Georgia. Each party irrevocably (a) consents to the exclusive jurisdiction and venue of the state and superior courts of Fulton County, Georgia and federal courts in the Atlanta Division of the Northern District of Georgia, in any action arising under or relating to this Employee Agreement, and (b) waives any jurisdictional defenses (including personal jurisdiction and venue) to any such action.

IN WITNESS WHEREOF, Aaron’s has caused this Employee Agreement to be executed by its duly authorized officer, and Employee has executed this Employee Agreement, to be effective as of the date the Employee accepts the grant of RSUs that is subject to this Employee Agreement.

AARON’S, INC.

By:

309 E. Paces Ferry, Rd., N.E.
Atlanta Georgia, 30305-2377
If Employee is accepting grants of RSUs electronically such as through an online grant acceptance system, Employee’s acceptance of each grant of RSUs, to which the Master Restricted Stock Unit Agreement and, thus, this Employee Agreement relates, constitutes Employee’s acceptance of and agreement to be bound by, the terms and conditions of this Employee Agreement, and the Employee’s execution and delivery of this Employee Agreement, without the necessity for a manual signature below or completion of the date and address fields below.

EMPLOYEE

By:

(Print)

Employee Address:

Date:

SCHEDULE A
(to the Employee Agreement)
Employee Name: ___________________
Services — Employee’s Services include, but are not limited to, exercising authority over and responsibility for the following area(s) [check all areas that apply]:
☐	Multi-unit Operations Management: operations management for multiple stores.

☐	Financial, Accounting, and Audit: financial and fiscal planning, analysis and reporting, general accounting, tax matters, financial control systems, financial/operational audit and compliance.

☐
Administrative: community, employee, industrial and shareholder relations, personnel, compensation and benefits, training, promotion of employee morale and loyalty, relations with political and governmental entities and financial community.

☐	Real Estate/Construction Management: asset deployment, site selection, negotiation for and acquisition of facilities and real estate by lease or purchase, and long range expansion programs.

☐
Insurance and Employee Benefits: develop, implement and administer property, casualty and other operating lines of insurance; group medical, dental and long-term disability insurance; loss prevention and control programs; 401(k) retirement and other employee benefit programs including deferred compensation.

☐
Materials Management: inventory control, contract compliance, securing sources of supply, planning, procurement, scheduling and effecting purchases, quality assurance, relations with suppliers and interdivisional transfer pricing policies and procedures.

☐	Engineering and Manufacturing: product development and engineering, plant management and operations, cost control, and quality assurance.

☐	Information Technology: information systems and services, programming, computer systems development and analysis.

☐
Marketing: sales, leasing, merchandising methods and strategies, market forecasts and expansion studies, pricing strategy, advertising, customer service and interdivisional transfer pricing policies and procedures.

☐	Franchise Administration: marketing, promotion and sales of franchises; franchise operations; franchise administration and relations.

☐	Other:

Business Operations — The areas of business in which Employee shall provide Services, and in which Employee shall be prohibited from providing Services in competition with Aaron’s in accordance with the terms of this Employee Agreement include the following areas [check all areas that apply]:
☐
Residential Merchandise Leasing: rental, leasing and sales of new or reconditioned residential furniture, bedding, consumer electronics, computers (including hardware, software and accessories), appliances, household goods and home furnishings.

☐	Manufacturing: design, manufacture and reconditioning of residential furniture of a type specially suited to the leasing, rental and sales business.
☐	Automotive: rental, leasing and sales of automobile and truck tires, rims and related accessories.
Territory — The following facilities are applicable in determining the Employee’s Territory under the Employee Agreement:
[List all Facilities]